Exhibit 99.1

FOR IMMEDIATE RELEASE

CLEARSIGN COMBUSTION CORPORATION

SELECTED TO SHOWCASE ELECTRODYNAMIC COMBUSTION CONTROL™ TECHNOLOGY AT MDB CAPITAL GROUP'S 3RD ANNUAL BRIGHT LIGHTS CONFERENCE IN NEW YORK CITY

SEATTLE, WA – AUGUST 27, 2012 - ClearSign Combustion Corporation (Nasdaq: CLIR), an emerging leader in combustion and emissions control technology for industrial, commercial and utility markets, is pleased to announce that it has been selected to present at the MDB Capital Group's prestigious 3rd Annual Bright Lights Conference, which will take place from September 9th - 11th at the New York Palace Hotel in New York City. ClearSign will be presenting on the morning of Monday, September 10th.

Bright Lights is Wall Street's only disruptive technology conference, focusing exclusively on companies MDB believes can transform their industries with game changing technology.

ClearSign was hand-selected by MDB as one of approximately 30 public and private companies to present at this exclusive, invitation-only event.

"We are very excited, following our successful IPO in April, to share the ClearSign story with the audience at this prestigious event," said ClearSign CEO, Rick Rutkowski.

“Combustion-driven thermal processes account for roughly two-thirds of global energy consumption and production,” Rutkowski continued. “We believe that ClearSign’s innovative Electrodynamic Combustion Control™ (ECC™) technology offers significant advantages in the design of industrial and utility scale combustion systems. We are developing powerful new combustion control techniques that we believe may improve energy efficiency, and increase process throughput while significantly improving the economics of air pollution control and industrial production.

“According to the McIlvaine Company, the market for air pollution control was estimated to be just under $42 billion last year. We hope to provide insight into the market opportunity facing ClearSign, and the advantages of our novel approach to combustion systems design. We will also highlight key elements of our strategy and the milestones that lie ahead on our path to commercialization and will report on recent achievements.”

Christopher Marlett, CEO at MDB Capital Group, commented, "It's a rare and exciting opportunity to have so many key players that are advancing some of today's most innovative technologies together under one roof. We look forward to sharing ClearSign's ECC technology with other innovators and investors at Bright Lights 2012."

Bright Lights 2012 will host panels and presentations featuring industry-leading entrepreneurs, inventors and experts in intellectual property and the capital markets. To learn more about the event or to request an invitation, please visit: http://mdb.com/2012-bright-lights-converence.html

For further information about ClearSign, including our calendar of upcoming events and a recent feature article on Forbes.com, please visit www.clearsigncombustion.com or text "CLIR" to 90210.

About ClearSign Combustion Corporation

ClearSign Combustion Corporation designs and develops technologies that aim to improve key performance characteristics of combustion systems including energy efficiency, emissions control, and fuel flexibility and overall cost effectiveness. Our Electrodynamic Combustion Control™ (ECC™) platform technology improves control of flame shape and heat transfer and optimizes the complex chemical reactions that occur during combustion in order to minimize harmful emissions. For more information about the Company, please visit www.clearsigncombustion.com

About MDB Capital Group

MDB Capital Group LLC is an investment banking and institutional research firm focused exclusively on companies possessing or seeking to develop market changing, disruptive technologies and intellectual property. For more information on MDB Capital Group, visit www.mdb.com.

Cautionary note on forward-looking statements

This press release includes forward-looking information and statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Except for historical information contained in this release, statements in this release may constitute forward-looking statements regarding our assumptions, projections, expectations, targets, intentions or beliefs about future events that are based on management's belief, as well as assumptions made by, and information currently available to, management. While we believe that our expectations are based upon reasonable assumptions, there can be no assurances that our goals and strategy will be realized. Numerous factors, including risks and uncertainties, may affect our actual results and may cause results to differ materially from those expressed in forward-looking statements made by us or on our behalf. Some of these factors include the acceptance of existing and future products, the impact of competitive products and pricing, general business and economic conditions, and other factors detailed in our Quarterly Report on Form 10-Q and other periodic reports filed with the SEC. We specifically disclaim any obligation to update or revise any forward-looking statement whether as a result of new information, future developments or otherwise.

CONTACT:

Media Contact:

Dennis S. Dobson, Jr.,

(203) 258-0159

Investor Relations:

(206) 538-2732

investors@clearsigncombustion.com

MDB/Bright Lights Media Contact:

Mercom Capital Group

Wendy Prabhu

(512) 215-4452

mdb@mercomcapital.com